EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT, dated as of the 19th day of November, 2002, by and among SARASOTA BANCORPORATION, a Florida corporation (the "Company"), SARASOTA BANK, a state bank chartered under the laws of Florida and a wholly-owned subsidiary of the Company (the "Bank"), and Christine L. Jennings (the "Executive").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, the Company owns 100% of the outstanding stock of the Bank; and

     WHEREAS, the Board of Directors of the Company and the Bank, recognizing the experience and knowledge of Executive in the banking industry, desire to retain the valuable services and business counsel of Executive, it being in the best interest of the Company and the Bank to arrange terms of employment for Executive so as to reasonably induce Executive to remain in her capacities with the Company and the Bank for the term hereof; and

     WHEREAS, Executive is willing to provide services to the Company and the Bank in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

     1.   Employment.  The Company  and the Bank  employ the  Executive  and the
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Executive  accepts  employment  upon the terms and  conditions set forth in this
Agreement.

     2.   Term. The term of employment of  Executive under this Agreement  shall
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be, initially, the three year period commencing on November 19, 2002  and ending on December 31, 2005.

     3.   Compensation.
          ------------

          Base Salary. For all services rendered by the Executive, the Executive
          -----------
shall be paid a minimum annual base salary of $160,000 through December 31, 2002, payable in equal installments during the term of this Agreement in accordance with the Bank's normal pay practices, but not less frequently than twice per month. Salary payments shall be subject to withholding and other applicable taxes. Beginning January 1, 2003, in January of each year during the term of employment of Executive, the Board of Directors of the Company shall consider (i) an adjustment to Executive's minimum annual base salary, based upon such factors as the Board of Directors in its sole discretion deems appropriate given Executive's performance of her duties hereunder during the immediately preceding calendar year, and (ii) an annual cost of living increase commensurate with those given other key executive officers of the Company. The increase in Executive's minimum annual base salary, if any, pursuant to this Section 3 shall be effective as of the 1st day of January of the year in which such increase is approved by the Board of Directors of the Company. In the event that Executive's minimum annual base salary is increased pursuant to such review by the Board of Directors of the Company, then such salary, as increased, becomes the minimum annual base salary for the next successive year for the purposes of this Agreement. The term "Base Salary" as used in this Agreement shall mean the minimum annual base salary of Executive as last established by the Board of Directors of the Company.

          Bonus.  In addition to  Executive's  Base Salary,  for the twelve (12)
          -----
month period ending December 31, 2002, Executive shall be entitled to receive a bonus under the terms and conditions of Executive's former employment agreement, dated January 1, 1998, if the criteria set forth in Section 3 of that agreement are satisfied. In addition, beginning January 1, 2003, for each twelve (12) month period beginning on January 1 and ending on December 31 throughout the term of this Agreement Executive shall be entitled to a bonus of 5% of the Bank's net operating income for such twelve (12) month period, not to exceed 50% of Executive's Base Salary, if (i) the Bank meets or exceeds the return on assets projected in the annual budget approved by the Board of Directors of the Bank for such twelve (12) month period, and (ii) the CAMELS rating of the Bank under the Uniform Financial Institution Rating System in its last safety and soundness examination by either the Florida Department of Banking and Finance ("DBF") or the Federal Deposit Insurance Corporation ("FDIC") is at least a "2." In the event of a "change in control" of the Company as defined in Section 10 hereof, and in lieu of the aforementioned bonus for the calendar year in which the change of control takes place and for which a bonus has not yet been paid, then Executive shall be entitled to a bonus of 5% of the Bank's net operating income through the last full month preceding the change in control, not to exceed 50% of Executive's Base Salary, payable at the closing of the transaction effecting such change in control. For the purposes of this Agreement, "return on assets" shall mean the net operating income of the Bank after taxes and bonuses, expressed as a percentage of average assets. "Net operating income" of the Bank shall mean the net income of the Bank determined in accordance with generally accepted accounting principles excluding extraordinary expenses and nonrecurring items (including expenses incurred in connection with the change in control transaction) which have been specifically approved by the Board of Directors of the Bank. "Average assets" of the Bank shall mean the cumulative total of average daily balances divided by the number of days in the year.

     4.   Title and Duties. Executive  shall serve as President, Chief Executive
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Officer and Chairman of the Board of Directors and a Director of the Company and
the Bank. Executive shall run the day-to-day activities of the Company and the Bank, within the framework of the approved annual budgets, with a sound system of internal controls, and in compliance with the policies of the Board of Directors of the Company and the Bank and all applicable laws and regulations.

     5.   Extent of Services. Executive shall devote her entire time, attention,
          ------------------
and energies to the business of the Company and the Bank, and shall not during the term of this Agreement be engaged in any other business activity which requires the attention or participation of Executive during normal business hours of the Company and the Bank. However, Executive may invest her assets in such form or manner as will not require her services in the operation of the affairs of the companies in which such investments are made.

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

     6.   Working Facilities. Executive shall have such assistants, perquisites,
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facilities  and services as are suitable to her position and  necessary  for the performance of her duties, including membership at appropriate social and dining clubs (including the payment of initiation fees and monthly dues for a golf membership at an appropriate country club); provided, however, that such club memberships shall be subject to the prior approval of the Board of Directors of the Bank.

     7.   Vacations. Executive shall be entitled each year to a vacation of five
          ---------
(5) weeks per year during which time Executive's compensation shall be paid in full. In addition, Executive shall be entitled to such other leaves of absence, with or without pay, upon such terms and conditions as the Board of Directors of the Bank, in its discretion, may provide.

     8.   Additional Compensation.  During  the  term  of  this  Agreement,  the
          -----------------------
Company and the Bank shall furnish to Executive:

          (a) Participation in all group employee benefit programs offered to all employees of the Bank, such as group health and hospital insurance, etc. including, but not limited to, a term life insurance policy in an amount equal to two times Executive's Base Salary and a disability insurance policy containing coverage terms no less favorable than those contained in the disability policy covering Executive currently maintained by the Bank.

          (b) An automobile allowance of $700 per month. Executive shall also be entitled to receive reimbursement from the Company for the reasonable costs of maintenance and repair of an automobile. In addition, the Company may, in its discretion, pay the capital cost reduction or similar acquisition or prepayment fee associated with the lease of an automobile if (i) in the judgment of the Company, such payment is justified by the corresponding reduction in the monthly lease payment of such automobile and (ii) such automobile is registered in the name of the Company.

          (c) Reimbursement of reasonable and normal deductible business expenses, including, but not limited to, travel to and attendance at annual and periodic meetings of trade associations, and other travel and entertainment expenses. Said expenses shall be sufficiently documented to comply with the policies of the Company and the Bank, and standards for deductibility of business expenses established, from time to time, by the Internal Revenue Service.

     9.   Stock Options. Executive  shall be entitled to continue to receive the
          -------------
benefit of the various grants of stock options and modifications to such grants, all as set forth in Exhibit A to this Agreement, the terms and provisions of which are incorporated herein by this reference.

     10.  Change in  Control  of the  Company.  (a) In the event of a "change in
          -----------------------------------
control" of the Company, as defined herein, Executive shall be entitled, within thirty (30) days prior to the date of closing of the transaction effecting such change in control and at her election, to give written notice to the Company and the Bank of termination of this Agreement and to receive a cash payment equal to


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

two hundred ninety-nine percent (299%) times Executive's minimum annual base salary then in effect as set forth in Section 3 herein. The cash payment will be paid to Executive in one lump sum by delivery to Executive of a cashier's check or other official Bank check not later than ten (10) days after the date of notice of termination by the Executive delivered pursuant to this Section 10, or at the closing of the transaction effecting the change of control of the Company, whichever is later.

          (b) The payments provided for by Section 10(a) shall be payable by the Company and/or the Bank only to the extent that such payments are deductible by the Company and are not rendered non-deductible by Section 280G of the Internal Revenue Code of 1986, as amended.

          (c) For purposes of this Section 10, "change in control" of the Company shall mean:

               (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, of 25% or more of the outstanding shares of Common Stock of the Company;

               (ii) the sale of all or substantially all of the assets of the Company;

               (iii) the liquidation of the Company; or

               (iv) if, during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (ii) of this section) whose election by the Board or nomination by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

    11.   Termination.  (a) For Cause.  This  Agreement may be terminated by the
          -----------       ---------
Board of Directors of the Company and the Bank without notice and without further obligation than for monies already paid, for any of the following reasons:

               (i) failure of Executive to follow reasonable written instructions or policies of the Board of Directors of the Company or the Bank for a period of five (5) business days after written notice to Executive from the Board of Directors regarding such failure;



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

               (ii) receipt by the Bank of written notice from either the DBF or FDIC that the DBF or FDIC has criticized Executive's performance, and has either (a) rated the Bank a "4" or a "5" under the Uniform Financial Institution Rating System or (b) has determined that the Bank is in a "troubled condition" as defined under Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

               (iii) gross negligence or willful misconduct of Executive materially damaging to the business of the Company or the Bank during the term of this Agreement, or at any time while she was employed by the Company and the Bank prior to the term of this Agreement, if not disclosed to the Company and the Bank prior to the commencement of the term of this Agreement, which negligence or misconduct continues for a period of five (5) business days after written notice to Executive from the Board of Directors; or

               (iv) conviction of Executive during the term of this Agreement of a crime involving breach of trust or moral turpitude.

          In the event that the Company or the Bank discharges Executive alleging "cause" under this Section 11(a) and it is subsequently determined judicially that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 11(b) hereof; provided, however, that in lieu of the severance payments to Executive provided for in Section 11(b) of this Agreement, Executive shall be entitled, as liquidated damages in lieu of all other claims, to severance payments in an amount equal to one-twelfth (1/12) of Executive's minimum annual base salary in effect on the date of termination multiplied by the number of full months Executive was employed with the Company and the Bank, beginning from September 15, 1992, the date the Bank opened for business until the date of termination. In the event that the Company or the Bank discharges Executive alleging "cause" under this Section 11(a), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause." The termination of Executive for "cause" shall not entitle the Company or the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

          (b) Without Cause. The Company or the Bank (subject to the approval of
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the Board of  Directors  of the  Company)  may,  upon thirty (30) days'  written notice to Executive, terminate this Agreement without cause at any time during the term of this Agreement upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to severance payments, to be made in equal monthly installments the amount of which shall be calculated by dividing the severance payment amount as indicated below by the number of full months remaining of the term of this Agreement and rounding such quotient to the nearest whole dollar, as follows: in the event that this Agreement is terminated by the Company during the period of time from January 1, 2003 to December 31, 2003, Executive shall be entitled to the payment of $750,000. In the event that this Agreement is terminated by the Company during the period from January 1, 2004 to December 31, 2004, Executive shall be entitled to the payment of


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

$500,000. In the event that this Agreement is terminated by the Company during the period of January 1, 2005 to December 31, 2005, Executive shall be entitled to the payment of $300,000.

          The termination of employment of Executive "without cause" shall not entitle the Company or the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 13 hereof.

          (c) Negative Post-Termination  Statements. In the event that Executive
              -------------------------------------
terminates her employment under this Agreement prior to the expiration of the term of this Agreement or if Executive's employment under this Agreement is terminated by the Company or the Bank for reasons other than those set forth in
Section 11(a)(ii), (iii) or (iv), neither the Company, the Bank nor Executive shall make any statement, whether written, oral or otherwise, concerning Executive, the Company or the Bank which may adversely affect the business or reputation of the Company or the Bank or which may have a negative impact on the stockholders thereof.

    12.   Death or Disability.  In addition to the provisions for termination of
          -------------------
this Agreement contained in Section 10 and 11 hereof, this Agreement shall also be terminated by the earlier to occur of either of the following:

          (a) The death of Executive; or

          (b) The complete disability of Executive. "Complete disability" as used herein shall mean the inability of Executive to perform the essential functions of her position, with or without reasonable accommodations, as a result of physical or mental illness, injury or incapacity for either (i) a period of ninety (90) consecutive days, or (ii) more than one hundred eighty
(180) days in the aggregate in any twelve (12) month period during the term hereof. Upon the occurrence of a complete disability, then Executive acknowledges that she would be unable to perform the essential functions of her job and the Company or the Bank may terminate Executive's employment upon written notice to Executive. The date of complete disability shall be the date specified by the Board of Directors of the Company in the written notice provided to Executive by the Company.

          In the event of the death or complete disability of Executive, the Company or the Bank shall pay to Executive the compensation provided in Section 3 hereof to the effective date of termination of this Agreement, and none of the parties hereto shall thereafter have any further obligation hereunder except as otherwise specifically provided herein.

    13.   Non-Competition and Non-Solicitation.  (a) Executive acknowledges that
          ------------------------------------
she has performed services or will perform services hereunder which directly affect the Company's and the Bank's business presently conducted within the city and county limits of Sarasota, Sarasota County, Florida and Manatee County, Florida. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and condition of which have been negotiated by and between the parties hereto.



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

          (b) In the event of termination of employment under this Agreement as a result of Executive's resignation prior to the expiration of the term of this Agreement or as a result of a change in control of the Company, Executive agrees with the Company and the Bank that through the actual date of termination of the Agreement, and for a period of one (1) year after such termination date:

               (i) Executive shall not, without the prior written consent of the Company and the Bank, within Sarasota County, Florida or Manatee County, Florida, either directly or indirectly, perform banking services in the capacity of an executive officer of any bank, bank holding company or other financial institution; provided, however, that Executive shall not be restricted from performing non-operating activities preparatory to the formation of a de novo bank such as site selection, the obtaining of regulatory approvals and related organizational activities; and

               (ii) Executive shall not, without the prior written consent of the Company and the Bank (1) furnish anyone with any list or lists of customers of the Company or the Bank or utilize such list or information herself; (2) furnish, use or divulge to anyone any trade secrets or proprietary, confidential information acquired by her from the Company or the Bank related to the Company's or the Bank's methods of doing business; (3) contact directly or indirectly any customer of the Company or the Bank in regard to offering or providing banking services or related services; (4) hire for any other employer (including herself) any employee of the Company or the Bank under circumstances where Executive directly or indirectly causes such employee to leave the employment of the Company or the Bank; or (5) undertake a business opportunity that came to the attention of Executive through her employment with the Company or the Bank which Executive had not previously offered in writing to the Company or the Bank and which the Company or the Bank had rejected in writing.

          (c) The covenants of Executive set forth in this Section 13 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are hereby acknowledged by Executive, and have also been made by Executive to induce the Company and the Bank to enter into this Agreement. Each of the aforesaid covenants may be availed of or relied upon by the Company and the Bank in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees) suffered by the Company and the Bank arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 13 are cumulative to each other and to all other covenants of Executive in favor of the Company and the Bank contained in this Agreement, and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition contained in this Section 13 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 13 so that it shall be


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enforceable  as modified,  and in any event the  invalidity  of any provision of this  Section 13 shall not affect the  validity of any other  provision  in this
Section 13 or elsewhere in this Agreement.

    14.   Notices.  Any  notice  required  or  desired  to be given  under  this
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Agreement  shall be deemed  given if in writing  sent by  certified  mail to her residence in the case of Executive, or to its principal office in the case of the Company and the Bank.

    15.   Waiver of Breach.  The waiver  by the Company and the Bank of a breach
          ----------------
of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Company and the Bank.

    16.   Assignment.  Executive  acknowledges  that the services to be rendered
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by her are unique and personal. Accordingly, Executive may not assign any of her rights or delegate any of her duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and the Bank.

    17.   Governing  Law.  This  Agreement  shall be governed  and  construed in
          --------------
accordance with the laws of the State of Florida.

    18.   Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the unenforceability of any provision or any portion thereof shall not affect the validity of the remainder of any such provision or the other provisions of this Agreement.

    19.   Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties hereto regarding employment of Executive, and supersedes and replaces any prior agreement relating thereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

"COMPANY"                                     "BANK"

SARASOTA BANCORPORATION, INC.                 SARASOTA BANK


By: /s/ Gilbert J. Wellman                    By: /s/ Edward S. Levi
    ----------------------                        ------------------


Attest: /s/ Edward S. Levi                    Attest: /s/ Gilbert J. Wellman
        ------------------                            ----------------------

       [CORPORATE SEAL]                               [BANK SEAL]


                                              "EXECUTIVE"

                                              By: /s/ Christine L. Jennings
                                                  -------------------------
                                                   Christine L. Jennings


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                                    Exhibit A
                                    ---------

     o    Stock Option Agreement dated June 9, 1998.

     o    Stock Option Agreement dated September 28, 1999.

     o Board of Directors resolutions in March 2002 relating to stock options.

     o    Amendment to Stock Option Agreement dated May 21, 2002.